EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Current Report on Form 8-K/A and the Registration Statements on Form S-3 (Nos. 333-160212 and 333-105962) and Form S-8 (Nos. 333-167178, 333-127599, and 333-53382) of Entegris, Inc. of our report dated March 7, 2014, with respect to the consolidated financial statements of ATMI, Inc., included in ATMI, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2013 filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP
Stamford, Connecticut
June 18, 2014